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                         SEWARD & KISSEL
                     ONE BATTERY PARK PLAZA
                      NEW YORK, N.Y. 10004

                    TELEPHONE: (212) 574-1200
                    FACSIMILE: (212) 480-8421

                                            June 26, 1998



Alliance Institutional Reserves, Inc.
1345 Avenue of the Americas
New York, New York 10105

Dear Sirs:

         We have acted as counsel for Alliance Institutional Reserves, Inc., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an indefinite number of shares of designated classes and series of the Company's common stock, par value $.01 per share (the "Common Stock").

         As counsel for the Company we have participated in the preparation of Post-Effective Amendment No. 15 to the Registration Statement on Form N-1A relating to such shares (the "Registration Statement") and have examined and relied upon such corporate records of the Company and such other documents as we have deemed to be necessary to render the opinion expressed herein.

         Based on such examination, we are of the opinion that the shares of the respective classes and series of Common Stock of the Company to be offered for sale pursuant to the Registration Statement are, to the extent authorized to be issued by the Company in its Charter (i) duly authorized and (ii) when sold, issued and paid for as contemplated by the Registration Statement, will have been validly and legally issued and will be fully paid and nonassessable shares of Common Stock of the Company under the General Corporation Law of the State of Maryland.




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         We hereby consent to the filing of this opinion with the
Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "General Information--Legal Matters" in the Statements of Additional Information included therein.

                                  Very truly yours,

                                  /s/ Seward & Kissel











































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